UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

October 17, 2013
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On October 17, 2013, FMC Technologies, Inc. (the “Company”) announced the upcoming retirement of Robert L. Potter, President, effective November 30, 2013.
John T. Gremp, age 62 and current Chairman and Chief Executive Officer, will assume the role of President, effective December 1, 2013. Mr. Gremp previously held the position of Chairman, President and Chief Executive Officer from November 2011 until August 2012. He served as the Company’s President and Chief Executive Officer from March 2011 to October 2011, and as President and Chief Operating Officer from April 2010 to February 2011. Prior to that, Mr. Gremp served as Executive Vice President of Energy Systems since 2007 and as Vice President of Energy Production Systems since 2004. Mr. Gremp has held various leadership positions within the Company, including as General Manager of Energy Production Systems, General Manager of the Fluid Control Division and General Manager of the Asia Pacific and Middle East region. He also has held various plant, operations and regional manager positions since joining the Company as a Financial Analyst in 1975.
The selection of Mr. Gremp was not pursuant to any agreement of understanding between him and any other person. There is no family relationship between Mr. Gremp and any director or executive officer of the Company. There are no transactions between Mr. Gremp and the Company that are required to be reported under Item 404(a) of Regulation S-K.

On October 17, 2013, the Company issued a news release announcing Mr. Potter’s upcoming retirement and Mr. Gremp’s appointment, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description of Exhibit

99.1        News Release issued by FMC Technologies, Inc. dated October 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Jeffrey W. Carr
Dated: October 17, 2013	Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

99.1        News Release issued by FMC Technologies, Inc. dated October 17, 2013